UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2024

ATLASSIAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Bush Street, Floor 13

San Francisco, California 94104

(Address of principal executive offices and Zip Code)

(415) 701-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 15, 2024, Atlassian Corporation (the “Company”) issued $500 million aggregate principal amount of 5.250% senior notes due 2029 (the “2029 Notes”) and $500 million aggregate principal amount of 5.500% senior notes due 2034 (the “2034 Notes,” and together with the 2029 Notes, the “Notes”). The Notes were offered and sold pursuant to a prospectus, dated May 6, 2024, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-279132), and a prospectus supplement, dated May 8, 2024, relating to the Notes. The Notes were issued under an indenture, dated as of May 15, 2024 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of May 15, 2024, with respect to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The Indenture and the forms of the Notes provide, among other things, that the Notes are senior unsecured obligations of the Company.

The 2029 Notes bear interest at a rate of 5.250% per year. Interest on the 2029 Notes is payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2024. The 2034 Notes bear interest at a rate of 5.500% per year. Interest on the 2034 Notes is payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2024.

The Indenture contains covenants limiting the Company’s ability to create certain liens and enter into certain sale and leaseback transactions. These covenants are subject to important limitations and exceptions as set forth in the Indenture.

The description of the Indenture in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Indenture. Copies of the Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 15, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of May 15, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 5.250% senior notes due 2029 (included in Exhibit 4.2).
4.4	Form of 5.500% senior notes due 2034 (included in Exhibit 4.2).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024

ATLASSIAN CORPORATION

	By:	/s/ Joseph Binz
Joseph Binz
Chief Financial Officer